Exhibit 99.1

Nevada Gold & Casinos Announces Exclusive Sale Discussions

LAS VEGAS, August 3, 2018 -- Nevada Gold & Casinos, Inc. (NYSE MKT: UWN) today announced that it is in exclusive discussions to sell the Company. Chairman William Sherlock said, “There can be no assurance that a transaction will be consummated, and the Company does not expect to provide further information or updates pending conclusion of the negotiations.”

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

About Nevada Gold & Casinos

Nevada Gold & Casinos, Inc. (NYSE MKT: UWN) of Las Vegas, Nevada is a developer, owner, and operator of 9 gaming operations in Washington (wagoldcasinos.com), and a local casino in Henderson, Nevada (clubfortunecasino.com).

Contacts:

Nevada Gold & Casinos, Inc.

Michael P. Shaunnessy / James Meier

(702) 685-1000

Stonegate Capital Partners

Preston Graham

(972) 850-2001